UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 2, 2016

Team Health Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-34583 (Commission File Number)	36-4276525 (I.R.S. Employer Identification No.)
265 Brookview Centre Way, Suite 400 Knoxville, Tennessee (Address of principal executive offices)		37919 (Zip Code)

Registrant’s telephone number, including area code: (865) 693-1000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Resignation of Chief Executive Officer and Director

On September 6, 2016, Team Health Holdings, Inc. (the “Company”) announced that Michael D. Snow, President and Chief Executive Officer of the Company, resigned as President and Chief Executive Officer of the Company and as a member of the Board of Directors of the Company (the “Board”), effective September 2, 2016. Mr. Snow’s resignation will be treated as a termination without “Cause” for purposes of Mr. Snow’s Amended and Restated Employment Agreement with the Company’s subsidiary, AmeriTeam Services, LLC (“AmeriTeam”) (as assignee of the original employment agreement with the Company’s subsidiary, Team Health, Inc.), dated as of August 26, 2014 (the “Snow Employment Agreement”), as well as the award agreements pursuant to which Mr. Snow was granted and holds outstanding Company equity awards under the Team Health Holdings, Inc. Amended and Restated 2009 Stock Incentive Plan (the “2009 Stock Plan”). As such, Mr. Snow will be entitled to receive the amounts payable to him pursuant to the terms of his existing agreements with the Company. As required by the Snow Employment Agreement, a Separation Agreement with AmeriTeam dated as of September 2, 2016 (the “Separation Agreement”) provides the Company with a release of all claims by Mr. Snow, as well as, among other provisions, a summary of Mr. Snow’s termination payments and benefits under his existing agreements with the Company. The Separation Agreement is included in this filing as Exhibit 10.1 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Separation Agreement.

Appointment of Chief Executive Officer and Director

On September 6, 2016, the Company also announced that the Board has appointed Leif M. Murphy as President and Chief Executive Officer of the Company and as a member of the Board as a Class I director, effective as of Mr. Murphy’s employment start date (which is expected to occur on or before October 1, 2016).

Prior to his employment with the Company, Mr. Murphy, 48, served as the chief financial officer of Lifepoint Health, Inc. (“Lifepoint”), a leading healthcare provider, since September 14, 2013. Prior to that, he served as executive vice president and chief development officer of Lifepoint, a position he held at Lifepoint since joining the company in October 2011. From October 2008 to October 2011, Mr. Murphy served as president and chief executive officer of DSI Renal, Inc., a dialysis services company. Mr. Murphy was senior vice president and treasurer at Caremark, Inc., the largest pharmacy healthcare provider in the United States, from April 2006 to October 2008. From 1999 to 2006, Mr. Murphy served in various senior leadership roles with Renal Care Group, Inc. and its predecessors.

The Company and AmeriTeam have entered into an employment agreement with Mr. Murphy, dated as of September 2, 2016 (the “Murphy Employment Agreement”), which governs the terms and conditions of Mr. Murphy’s employment with the Company. The Murphy Employment Agreement provides that Mr. Murphy will be entitled to an annual base salary of $1,000,000, eligibility to receive an annual performance based bonus in a target amount equal to 100% of Mr. Murphy’s salary (beginning with the 2017 performance period), and a sign-on cash award in an amount equal to $2,800,000, subject to a partial clawback in the event that Mr. Murphy resigns other than for “Good Reason” or is terminated by the Company for “Cause” (each, as defined in the Murphy Employment Agreement) prior to the first anniversary of his commencing employment. In addition, the Murphy Employment Agreement provides that Mr. Murphy has agreed to purchase $2.7 million worth of Company stock on the open market within his first year of employment and that he must hold an amount of Company stock equal to the amount purchased in such open market purchases for the duration of his employment with the Company. Mr. Murphy is also entitled to receive certain sign-on equity incentive awards under the 2009 Stock Plan in the form of time-vesting stock options, performance-vesting stock options, time-vesting restricted stock units, and market share units, with grant date fair values equal to $4,000,000, $4,000,000, $3,000,000 and $5,000,000, respectively, subject to vesting and other terms and conditions set forth in the Murphy Employment Agreement, as well as in separate award agreements governing each award.

In the event of a termination by the Company without “Cause” or a resignation by Mr. Murphy for “Good Reason,” Mr. Murphy will be entitled to receive severance in an amount equal to two-times the sum of his annual base salary plus average annual bonus over the preceding two performance years (except that in the event that Mr. Murphy experiences such termination prior to his second fully completed performance period, his target bonus amount shall be utilized in lieu of average bonus amount for severance calculation purposes), together with two years of COBRA premium payments for health benefits and a pro-rata bonus based on actual performance for his year of termination. In the event of a termination by the Company without “Cause” or a resignation by Mr. Murphy for “Good Reason” that occurs within two years following a “Change in Control” (as defined in the 2009 Stock Plan), Mr. Murphy’s severance as described in the preceding sentence will be based on a three-times multiple of salary and bonus, rather than the two-times multiple.

Mr. Murphy will be subject to non-competition and non-solicitation provisions under the Murphy Employment Agreement, as well as certain other miscellaneous provisions of the Murphy Employment Agreement, such as the provisions related to confidentiality and intellectual property rights.

The Murphy Employment Agreement is included in this filing as Exhibit 10.2 and is incorporated herein by reference. This summary does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Murphy Employment Agreement.

The press release issued by the Company on September 6, 2016 announcing Mr. Snow’s resignation and Mr. Murphy’s appointment is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

Company Strategy & Guidance Maintained

The Company remains focused on executing its strategy and maintaining its commitment to delivering the highest quality patient care and supporting its affiliated clinicians and hospital partners while meeting its financial goals.

The Company is maintaining its guidance for the full fiscal year 2016 as outlined in the August 2, 2016, earnings announcement.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index immediately following the signature page hereto, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TEAM HEALTH HOLDINGS, INC.

Date: September 6, 2016	By:	/s/ David P. Jones
Name: David P. Jones
Title: Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1	Separation Agreement between Michael D. Snow and AmeriTeam Services, LLC, dated as of September 2, 2016.
10.2	Employment Agreement between Leif M. Murphy, Team Health Holdings, Inc. and AmeriTeam Services, LLC, dated as of September 2, 2016.
99.1	Press release, dated as of September 6, 2016.